EXHIBIT 12

                        HOUSTON LIGHTING & POWER COMPANY
             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
          RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (THOUSANDS OF DOLLARS)
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
                                                                         TWELVE MONTHS ENDED DECEMBER 31,
                                                     ---------------------------------------------------------------------
                                                          1994          1993           1992           1991          1990
                                                     -----------   -----------    -----------    -----------   -----------
Fixed Charges as Defined:
  (1)   Interest on Long-Term Debt..........         $   246,533   $   276,049    $   311,208    $   326,722   $   319,713
  (2)   Other Interest......................               8,493        12,317         19,548         41,216        36,006
  (3)   Amortization of (Premium) Discount..               8,484         7,234          5,346          4,209         4,764
  (4)   Interest Component of Rentals
          Charged to Operating Expense......               3,951         4,449          5,116          5,943         5,628
                                                     -----------   -----------    -----------    -----------   -----------
  (5)   Total Fixed Charges.................         $   267,461   $   300,049    $   341,218    $   378,090   $   366,111
                                                     ===========   ===========    ===========    ===========   ===========
Earnings as Defined:
  (6)   Net Income .........................         $   486,764   $   484,223    $   509,462    $   518,899   $   476,962
  (7)   Cumulative Effect of Change in
          Accounting........................               8,200                      (94,180)
                                                     -----------   -----------    -----------    -----------   -----------
  (8)   Income Before Cumulative Effect of
          Change in Accounting..............             494,964       484,223        415,282        518,899       476,962
                                                     -----------   -----------    -----------    -----------   -----------
Income Taxes:

  (9)   Current.............................             181,109       113,394        129,611        143,054       143,653
 (10)   Deferred (Net)......................              68,633       123,077         92,575         83,991        56,031
 (11)   Cumulative Effect of Change in
          Accounting........................               4,415                      (48,517)
                                                     -----------   -----------    -----------    -----------   -----------
 (12)   Total Income Taxes Before Cumulative
          Effect of Change in Accounting....             254,157       236,471        173,669        227,045       199,684
                                                     -----------   -----------    -----------    -----------   -----------
 (13)   Total Fixed Charges (line 5)........             267,461       300,049        341,218        378,090       366,111
                                                     -----------   -----------    -----------    -----------   -----------
 (14)   Earnings Before Income Taxes and
          Fixed Charges (line 8 plus line
          12 plus line 13)..................          $ 1,016,582   $ 1,020,743    $   930,169    $ 1,124,034   $ 1,042,757
                                                      ===========   ===========    ===========    ===========   ===========
Ratio of Earnings to Fixed Charges
  (line 14 divided by line 5)...............                 3.80          3.40           2.73           2.97          2.85

Preferred Dividend Requirements:
 (15)   Preferred Dividends.................         $    33,583   $    34,473    $    39,327    $    46,187   $    47,753
 (16)   Less Tax Deduction for Preferred
          Dividends.........................                  54            54             56             56            56
                                                     -----------   -----------    -----------    -----------   -----------
 (17)   Total...............................              33,529        34,419         39,271         46,131        47,697

 (18)   Ratio of Pre-Tax Income to Net
          Income (line 8 plus line 12
          divided by line 8)................                1.51          1.49           1.42           1.44          1.42
                                                     -----------   -----------    -----------    -----------   -----------
 (19)   Line 17 times line 18...............              50,629        51,284         55,765         66,429        67,730
 (20)   Add Back Tax Deduction (line 16)....                  54            54             56             56            56
                                                     -----------   -----------    -----------    -----------   -----------
 (21)   Preferred Dividends Factor .........         $    50,683   $    51,338    $    55,821    $    66,485   $    67,786
                                                     ===========   ===========    ===========    ===========   ===========
 (22)   Total Fixed Charges (line 5)........         $   267,461   $   300,049    $   341,218    $   378,090   $   366,111

 (23)   Preferred Dividends Factor (line 21)              50,683        51,338         55,821         66,485        67,786
                                                     -----------   -----------    -----------    -----------   -----------
 (24)   Total...............................         $   318,144   $   351,387    $   397,039    $   444,575   $   433,897
                                                     ===========   ===========    ===========    ===========   ===========
 Ratio of Earnings to Fixed Charges and
   Preferred Dividends Requirements
   (line 14 divided by line 24).............                3.20          2.90           2.34           2.53          2.40
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